                                                                   EXHIBIT 99.2

                                VOTING AGREEMENT

         This Voting Agreement ("Agreement") is entered into as of January 24, 1997 between Electro Scientific Industries, Inc., an Oregon corporation ("ESI"), and the shareholder of Dynamotion/ATI Corp., a New York corporation ("Dynamotion"), identified on the signature page of this Agreement as Shareholder ("Shareholder").

                                    RECITALS

         A. ESI, Dynamotion, Dynamotion Merger Corp., a New York corporation wholly owned by ESI ("Merger Corp."), and certain key shareholders of Dynamotion are parties to an Agreement of Reorganization and Merger dated as of January 24, 1997 (the "Merger Agreement").

         B. The Merger Agreement and the transactions contemplated thereby (including the merger of Dynamotion into Merger Corp. (the "Merger")) must be approved by holders of the requisite percentages of the outstanding shares of capital stock of Dynamotion entitled to vote upon the Merger (such shares of capital stock, the "Voting Dynamotion Securities") at a special meeting of Dynamotion's shareholders (the "Special Meeting") called for the purpose of approving the Merger, all in accordance with the requirements of the New York Business Corporation Law, Dynamotion's Certificate of Incorporation, and Dynamotion's Bylaws.

         C. The Merger Agreement provides that, in connection with the Merger, Dynamotion will also submit for shareholder approval at the Special Meeting, a proposal (the "Conversion Proposal") to amend the terms of certain outstanding convertible preferred stock of Dynamotion so that, among other things, all shares of such convertible preferred stock will automatically convert into shares of Common Stock, par value $0.04 per share, of Dynamotion immediately before the Merger takes effect.

         D. ESI has also required in the Merger Agreement that Shareholder execute and deliver to ESI and Merger Corp. this Agreement.

                                   AGREEMENT

NOW, THEREFORE, the parties agree as follows:

         1. Voting Agreement. At the Special Meeting, Shareholder will, in person or by proxy, vote all of Shareholder's shares of Dynamotion Voting Securities in favor of approving the Conversion Proposal and the Merger. Shareholder will also vote all other Voting Dynamotion Securities over which such Shareholder may have voting rights, whether as custodian for a minor, by proxy, or otherwise, in favor of approving the Conversion Proposal and the Merger.

         2. Specific Enforcement of Voting Agreement. Shareholder expressly acknowledges that damages alone will not be adequate remedy for any breach by Shareholder of this

Agreement and that ESI, in addition to any other remedies it may have, will be entitled as a matter of right, to injunctive relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Shareholder of the provisions of this Agreement.

         3. Termination. This Agreement, and all rights and obligations of the parties hereunder, will terminate upon the first to occur of (a) the Effective Time of the Merger, or (b) the date upon which the Merger Agreement is terminated in accordance with its terms.

         4.      General Provisions.

                 4.1 Amendment. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought.

                 4.2 Governing Law. The construction and performance of this Agreement will be governed by the laws of the state of Oregon, exclusive of choice of law rules.

                 4.3 Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to its subject matter and supersedes all prior or contemporaneous understandings and agreements, whether oral or written, regarding its subject matter.

                 4.4 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original but both of which together will constitute one and the same Agreement.

                 4.5 Agreement Contingent. The parties hereto expressly agree that this Agreement and all of its terms and provisions will be of no force or effect until the execution and delivery of the Merger Agreement by each of the parties thereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                        ELECTRO SCIENTIFIC INDUSTRIES, INC.


                                        By: /s/ BARRY L. HARMON
                                           ----------------------------------
                                        Title: Senior Vice President

                                        SHAREHOLDER


                                        /s/ WOJCIECH KOSMOWSKI
                                        -------------------------------------
                                        (Signature)


                                        Wojciech Kosmowski
                                        -------------------------------------
                                        Name (Print)

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                        ELECTRO SCIENTIFIC INDUSTRIES, INC.


                                        By: /s/ BARRY L. HARMON
                                           ---------------------------------
                                        Title: Senior Vice President


                                        SHAREHOLDER

                                        DYNAMOTION INVESTMENT L.L.C.


                                        By: /s/ KEITH A. HIGHTOWER
                                           --------------------------------
                                        Name: Keith A. Hightower
                                        Title: Manager






                                       3